Ex. 99.1
XPEL Reports Record Revenue of $112.9 million in Third Quarter 2024

San Antonio, TX – November 7, 2024 – XPEL, Inc. (Nasdaq: XPEL) (the "Company"), a global provider of protective films and coatings, announced consolidated results1 for the third quarter of 2024.

Third Quarter 2024 Overview:

•Revenue increased 9.9% to $112.9 million in the third quarter of 2024.

•Gross margin of 42.5% in the third quarter of 2024.

•Net income grew 9.1% to $14.9 million, or $0.54 per basic and diluted share, versus net income of $13.7 million, or $0.49 per basic and diluted share in the third quarter of 2023.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) grew 10.0% to $21.7 million, or 19.2% of revenue, compared to $19.7 million, or 19.2% of revenue in the third quarter of 2023. 2

First Nine Months 2024 Overview:

•Revenue increased 7.6% to $312.9 million in the first nine months of 2024.

•Gross margin of 42.7% in the first nine months of 2024.

•Net income of $36.6 million, or $1.32 per basic and diluted share, versus net income of $40.8 million, or $1.48 per basic and diluted share in the first nine months of 2023.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) of $55.2 million, or 17.6% of revenue, compared to $59.2 million, or 20.4% of revenue in the first nine months of 2023.2

Ryan Pape, President and Chief Executive Officer of XPEL, commented, "We saw good performance in the third quarter with solid top and bottom line growth, particularly in the US region where we had record revenue. We look forward to capitalizing on this momentum to close out the year."

Financial Highlights for the Third Quarter 2024:

Summary consolidated financial information for the three months ended September 30, 2024 and 2023 (unaudited, dollars in thousands):

	Three Months Ended September 30,				% Change
	2024	% of Total Revenue	2023	% of Total Revenue	2024 vs. 2023
Total revenue	$112,852	100.0%	$102,677	100.0%	9.9%
Gross margin	47,916	42.5%	41,529	40.4%	15.4%
Operating Expenses	29,529	26.2%	23,900	23.3%	23.6%
Operating income	18,387	16.3%	17,629	17.2%	4.3%
Net income	14,892	13.2%	13,656	13.3%	9.1%
EBITDA[2]	21,698	19.2%	19,718	19.2%	10.0%
Net cash provided by operating activities	$19,559	n/a	$11,128	n/a	n/a

Geographical Revenue Summary

	Three Months Ended September 30,		% Change	% of Total Revenue
	2024	2023	Inc (Dec)	2024	2023
United States	$64,565	$59,002	9.4%	57.2%	57.5%
Canada	14,415	11,471	25.7%	12.8%	11.2%
China	9,058	10,242	(11.6)%	8.0%	10.0%
Continental Europe	9,058	8,705	4.1%	8.0%	8.5%
United Kingdom	3,548	3,499	1.4%	3.2%	3.4%
Middle East/Africa	5,286	3,909	35.2%	4.7%	3.8%
Asia Pacific	4,095	3,233	26.7%	3.6%	3.1%
Latin America	2,827	2,325	21.6%	2.5%	2.3%
Other	—	291	(100.0)%	0.0%	0.2%
Total	$112,852	$102,677	9.9%	100.0%	100.0%

Overall Revenue
•Total revenue grew 9.9% compared to third quarter 2023 ("YoY") and 2.7% over the second quarter 2024 ("QoQ"). Excluding China, total revenue increased 12.3% YoY and declined 1.6% QoQ.
•US revenue grew 9.4%YoY and was flat QoQ.
•All other revenue (excluding US and China) grew 17.3% YoY and declined 3.4% QoQ.

Product and Service Revenue
•Total product revenue increased 7.2% YoY and 4.5% QoQ. This increase was due to growth in most geographical regions, offset by a decline in sales to our China distributor. Excluding China, total product revenue increased 9.9% YoY.
•Total window film increased 20.6% YoY and increased 2.8% QoQ and represented 20.1% of total revenue.
•Total service revenue increased 20.2% YoY and declined 3.1% QoQ. The increase was mainly due to increases in the Company's dealership services and OEM businesses.

•Total installation revenue (labor and product combined) grew 27.4% YoY and declined 2.7% QoQ and represented 20.0% of total revenue. Organic installation revenue grew 11.3% YoY.
•Adjusted product revenue (combining cutbank credits revenue and product revenue) increased 6.8% YoY and 3.9% QoQ. Excluding China, adjusted product revenue grew 9.3% YoY.

Other Financial Information
•Gross margin percentage was 42.5% and 40.4% in the third quarter, 2024 and 2023, respectively.
•Total operating expenses increased 23.6% YoY and increased 3.0% QoQ.
•Sales and marketing expenses increased 37.6% YoY and increased 3.5% QoQ and represented 9.4% of revenue. This increase was driven primarily by enhanced marketing efforts to support our increased dealership focus and international expansion.
•General and administrative expenses increased 16.8% YoY and increased 2.7% QoQ and represented 16.7% of revenue.
•Net income increased 9.1% YoY and was flat QoQ.
•EBITDA increased 10.0% YoY2 and was flat QoQ.
•Cash flows provided by operations increased $8.4 million YoY and declined $7.3 million QoQ to $19.6 million in the third quarter 2024.

Fourth Quarter 2024 Outlook

•Fourth quarter revenue is estimated at $105 - $107 million. This assumes Q4 YoY US growth of approximately 10% partially offset by Q4 YoY decline in China sales.

Please see the information under "Forward-looking Statements" below regarding certain cautionary statements relating to our 2024 Outlook.

Conference Call Information

The Company will host a conference call and webcast today, November 7, 2024 at 11:00 a.m. Eastern Time to discuss the Company’s third quarter 2024 results.

To access the live webcast, please visit the XPEL, Inc. website at www.xpel.com/events-presentations.

To participate in the call by phone, dial 888-506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 861781.

A replay of the teleconference will be available until December 7, 2024 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 51306.

About XPEL, Inc.
XPEL is a leading provider of protective films and coatings, including automotive paint protection film, surface protection film, automotive and architectural window films, and ceramic coatings. With a global footprint, a network of trained installers and proprietary DAP software, XPEL is dedicated to exceeding customer expectations by providing high-quality products, leading customer service, expert technical support and world-class training. XPEL, Inc. is publicly traded on Nasdaq under the symbol “XPEL”.

1 The results summarized above for 2024 are preliminary and unaudited. As the Company completes its quarter-end financial close processes and finalizes its financial statements for the third quarter of 2024, it is possible that the Company may identify items that require it to make adjustments to the preliminary information set forth above, and those adjustments could be material. Full third quarter 2024 financial information will be included in the filing of the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission which is anticipated on or prior to November 8, 2024.

2 See "Non-GAAP Financial Measure" and "Reconciliation of Non-GAAP Financial Measure" below.

Forward-looking Statements

This release includes forward-looking statements (within the meaning of Section 27A of the Securities act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended) regarding XPEL, Inc. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, execution of the company's growth strategy and outlook. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "is expected," "expects," "scheduled," "intends," "contemplates," "anticipates," "believes," "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations and assumptions of the management of XPEL. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, a prolonged or material contraction in automotive sales and production volumes, disruption in our supply chain, technology that could render our products obsolete, changes in the way vehicles are sold, damage to our brand and reputation, cyber events and other legal and regulatory developments. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Report on Form 10-K. Although XPEL has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and XPEL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measure

To aid in the understanding of XPEL's ongoing business performance, XPEL uses EBITDA, a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of XPEL's financial performance under GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly title measures. For a full reconciliation of EBITDA to comparable GAAP measure, refer to the reconciliation titled "Reconciliation of Non-GAAP Financial Measure."

For more information, contact:
Investor Relations: John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: xpel@imsinvestorrelations.com

XPEL, Inc.
Consolidated Statements of Income (Unaudited)
(In thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Product revenue	$86,950	$81,125	$237,002	$229,339
Service revenue	25,902	21,552	75,871	61,416
Total revenue	112,852	102,677	312,873	290,755

Cost of Sales
Cost of product sales	53,967	51,876	147,376	143,613
Cost of service	10,969	9,272	31,840	25,660
Total cost of sales	64,936	61,148	179,216	169,273
Gross Margin	47,916	41,529	133,657	121,482

Operating Expenses
Sales and marketing	10,637	7,730	31,308	22,554
General and administrative	18,892	16,170	55,547	46,180
Total operating expenses	29,529	23,900	86,855	68,734

Operating Income	18,387	17,629	46,802	52,748

Interest expense	97	85	962	946
Foreign currency exchange (gain)/loss	(332)	398	216	419

Income before income taxes	18,622	17,146	45,624	51,383
Income tax expense	3,730	3,490	9,033	10,553
Net income	$14,892	$13,656	$36,591	$40,830

Earnings per share
Basic	$0.54	$0.49	$1.32	$1.48
Diluted	$0.54	$0.49	$1.32	$1.48
Weighted Average Number of Common Shares
Basic	27,642	27,623	27,636	27,620
Diluted	27,644	27,644	27,639	27,634

XPEL, Inc.
Consolidated Balance Sheets
(In thousands except share and per share data)

	(Unaudited)	(Audited)
	September 30, 2024	December 31, 2023
Assets
Current
Cash and cash equivalents	$20,986	$11,609
Accounts receivable, net	29,583	24,111
Inventory, net	101,592	106,509
Prepaid expenses and other current assets	6,296	3,529
Income tax receivable	264	696
Total current assets	158,721	146,454
Property and equipment, net	17,851	16,980
Right-of-use lease assets	18,380	15,459
Intangible assets, net	33,601	34,905
Other non-current assets	1,141	782
Goodwill	43,347	37,461
Total assets	$273,041	$252,041
Liabilities
Current
Current portion of notes payable	$66	$62
Current portion lease liabilities	4,820	3,966
Accounts payable and accrued liabilities	31,634	32,444
Total current liabilities	36,520	36,472
Deferred tax liability, net	1,252	2,658
Other long-term liabilities	1,077	890
Borrowings on line of credit	—	19,000
Non-current portion of lease liabilities	15,205	12,715
Non-current portion of notes payable	260	317
Total liabilities	54,314	72,052
Commitments and Contingencies (Note 11)
Stockholders’ equity
Preferred stock, $0.001 par value; authorized 10,000,000; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 27,647,223 and 27,630,025 issued and outstanding, respectively	28	28
Additional paid-in-capital	14,700	12,546
Accumulated other comprehensive loss	(1,216)	(1,209)
Retained earnings	205,215	168,624
Total stockholders’ equity	218,727	179,989
Total liabilities and stockholders’ equity	$273,041	$252,041

XPEL, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities
Net income	$14,892	$13,656	$36,591	$40,830
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	1,504	1,199	4,308	3,229
Amortization of intangible assets	1,476	1,288	4,327	3,660
Gain on sale of property and equipment	(6)	(1)	(35)	(11)
Stock compensation	862	486	2,329	1,144
Provision for credit losses	91	60	279	216
Deferred income tax	(553)	(250)	(1,414)	(844)

Changes in assets and liabilities:
Accounts receivable, net	279	(462)	(5,475)	(9,483)
Inventory, net	(3,592)	(10,000)	5,174	(11,583)
Prepaid expenses and other current assets	(1,477)	(6,313)	(2,785)	(7,288)
Income taxes receivable and payable	957	457	370	320
Accounts payable and accrued liabilities	5,127	11,008	(2,172)	18,311
Net cash provided by operating activities	19,559	11,128	41,497	38,501
Cash flows used in investing activities
Purchase of property, plant and equipment	(1,257)	(1,434)	(5,085)	(4,741)
Proceeds from sale of property and equipment	40	(4)	40	20
Acquisition of businesses, net of cash acquired	(592)	(240)	(6,520)	(4,697)
Development of intangible assets	(580)	(281)	(1,421)	(798)
Net cash used in investing activities	(2,389)	(1,959)	(12,986)	(10,216)
Cash flows from financing activities
Net payments on revolving line of credit	(11,000)	(13,000)	(19,000)	(26,000)
RSUs withheld in lieu of payroll taxes	(88)	(138)	(175)	(167)
Repayments of notes payable	(13)	—	(44)	(77)
Net cash used in financing activities	(11,101)	(13,138)	(19,219)	(26,244)
Net change in cash and cash equivalents	6,069	(3,969)	9,292	2,041
Foreign exchange impact on cash and cash equivalents	(67)	45	85	277
Increase/(Decrease) in cash and cash equivalents during the period	6,002	(3,924)	9,377	2,318
Cash and cash equivalents at beginning of period	14,984	14,298	11,609	8,056
Cash and cash equivalents at end of period	$20,986	$10,374	$20,986	$10,374

Supplemental schedule of non-cash activities
Non-cash lease financing	$1,172	$36	$6,210	$1,847
Issuance of common stock for vested restricted stock units	438	740	900	874
Supplemental cash flow information
Cash paid for income taxes	$3,458	$3,334	$10,256	$11,144
Cash paid for interest	$151	$111	$995	$1,000

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as alternatives to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

EBITDA Reconciliation (in thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Income	$14,892	$13,656	$36,591	$40,830
Interest	97	85	962	946
Taxes	3,730	3,490	9,033	10,553
Depreciation	1,504	1,199	4,308	3,229
Amortization	1,475	1,288	4,327	3,660
EBITDA	$21,698	$19,718	$55,221	$59,218